                                                                       Exhibit 5



                                                   April 5, 2000



USA Technologies, Inc.
200 Plant Avenue
Wayne, PA 19087
Attn: Mr. George R. Jensen, Jr., Chief Executive Officer

           Re:      USA Technologies, Inc. -
                    Registration Statement on Form S-8
                    ----------------------------------

Dear Mr. Jensen:

                  We have acted as counsel to USA Technologies, Inc., a Pennsylvania corporation (the "Company"), in connection with a Registration Statement on Form S-8, filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). The Registration Statement covers 87,500 shares of Common Stock of the Company to be issued to key management employees of the Company as a bonus for services rendered and to be rendered to the Company for calendar year 2000 pursuant to employment agreements between the employees and the Company (the "Employment Agreements").

                  In rendering this opinion, we have examined (i) the Articles of Incorporation, as amended, and By-laws of the Company; (ii) the resolutions of the Board of Directors evidencing the corporate proceedings taken by the Company to authorize the issuance of the Common Stock pursuant to the Registration Statement; (iii) the Registration Statement (including all exhibits thereto); (iv) the Employment Agreements; and (v) such other documents as we have deemed appropriate or necessary as a basis for the opinion hereinafter expressed.

                  In rendering the opinion expressed below, we assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies and the genuineness of all signatures.

                  Based upon and subject to the foregoing, and such legal considerations as we deem relevant, we are of the opinion that, when sold as contemplated by the Registration Statement and the

USA Technologies, Inc.
April 5, 2000
Page 2

Employment Agreements, and subject to compliance with applicable state securities laws, the Common Stock will be legally issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                                   Sincerely,

                                                   LURIO & ASSOCIATES, P.C.

                                                   /s/ Lurio & Associates, P.C.